U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 9, 2006, American Capital Strategies, Ltd. (“American Capital”) issued and sold an aggregate 14 million Euros and 3 million Sterling of senior unsecured five-year notes to accredited investors in a private placement pursuant to a Note Purchase Agreement (the “Agreement”), by and among American Capital, The Prudential Assurance Company Limited (PAC), Panther CDO III B.V. and Panther CDO I B.V. The unsecured notes consist of 14 million Euros of Senior Notes, Series 2006-A, and 3 million Sterling of Senior Notes, Series 2006-B. The Series 2006-A notes have a fixed interest rate of 5.177% and mature on February 9, 2011. The Series 2006-B notes have a fixed interest rate of 6.565% and mature on February 9, 2011. Bear, Stearns International Limited was an arranger in the transaction.

The Agreement contains customary default provisions, as well as the following default provisions: a cross-default on American Capital’s debt of $15 million or more, a minimum net worth requirement of approximately $1.1 billion plus seventy-five percent (75%) of any new equity, and a default triggered by a change in control. Upon the occurrence and during the continuation of an event of default under the Agreement, the notes may become immediately due and payable, either automatically, by declaration of holders of more than 50% in principal amount of the notes at the time outstanding, or, in certain circumstances, by any holder or holders of the notes at the time outstanding affected by such event of default.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Note Purchase Agreement by and among American Capital Strategies, Ltd., The Prudential Assurance Company Limited (PAC), Panther CDO III B.V. and Panther CDO I B.V., dated February 9, 2006.

10.2	Fixed Rate Senior Note, Series 2006-A, due February 9, 2011 in the principal amount of 10,000,000 Euro made by American Capital Strategies, Ltd. in favor of The Prudential Assurance Company Limited (PAC), dated February 9, 2006.

10.3	Fixed Rate Senior Note, Series 2006-A, due February 9, 2011 in the principal amount of 4,000,000 Euro made by American Capital Strategies, Ltd. in favor of Panther CDO III B.V., dated February 9, 2006.

10.4	Fixed Rate Senior Note, Series 2006-B, due February 9, 2011 in the principal amount of 3,000,000 Sterling made by American Capital Strategies, Ltd. in favor of Panther CDO I B.V., dated February 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: February 15, 2006	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary

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